EXHIBIT 99.1

Spotlight Innovation Engages Investor Relations Firm PCG Advisory Group

URBANDALE, Iowa, June 30, 2017 /PRNewswire/ -- Spotlight Innovation Inc. (OTCQB: STLT), a pharmaceutical company targeting rare, emerging and neglected diseases, today announced that the Company has engaged PCG Advisory Group (PCG) to provide investor relations services in support of the Company and its drug development programs, and to strengthen its connection to the investment community.

“We are pleased to partner with PCG, a pioneering integrated communications firm, to energize our investor relations activities,” said John Krohn, Spotlight Innovation’s President and Chief Executive Officer. “We believe PCG is well-suited to explain our ongoing efforts to develop novel therapeutic product candidates for rare diseases. Moreover, as we bring to market Venodol, our first over-the-counter analgesic, we consider PCG to be the ideal firm to educate investors about this breakthrough product.”

"Spotlight Innovation has a unique business model and investment story to tell that we believe will resonate on Wall Street and beyond. We look forward to working together to communicate their value proposition to our broad network of investors, bloggers, journalists, and other key stakeholders," said Jeff Ramson, Founder and CEO of PCG.

About PCG Advisory Group

Founded in 2008 and headquartered in New York City, PCG Advisory Group is dedicated to the delivery of top tier investor relations, strategic advisory, communications, and innovative digital media services for the micro and small cap public company marketplace. PCG has extensive experience with life sciences, technology, energy and other emerging growth companies, both in the US and internationally.

About Spotlight Innovation Inc.

Spotlight Innovation Inc. (OTCQB: STLT) identifies and acquires rights to innovative, proprietary technologies designed to address unmet medical needs, with an emphasis on rare, emerging and neglected diseases. To find and evaluate unique opportunities, we leverage our extensive relationships with leading scientists, academic institutions and other sources. We provide value-added development capability to accelerate development progress. When scientifically significant benchmarks have been achieved, we will endeavor to partner with proven market leaders via sale, out-license or strategic alliance. For more information, visit www.spotlightinnovation.com or follow us on www.twitter.com/spotlightinno.

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Forward-Looking Statements

Statements in this press release that are not purely historical are forward-looking statements. Forward-looking statements herein include statements regarding Spotlight Innovation’s efforts to develop and commercialize its various technologies, and to achieve its stated benchmarks. Actual outcomes and actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as: the inability to finance the planned development of the technologies; the inability to hire appropriate staff to develop the technologies; unforeseen technical difficulties in developing the technologies; the inability to obtain regulatory approval for human use; competitors’ therapies proving to be more effective, cheaper or otherwise more preferable; or, the inability to market a product. All of which could, among other things, delay or prevent product release, as well as other factors expressed from time to time in Spotlight Innovation’s periodic filings with the Securities and Exchange Commission (SEC). As a result, this press release should be read in conjunction with Spotlight Innovation’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release and Spotlight Innovation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Spotlight Innovation Inc.

Press Contact

Rene Erickson

Spotlight Innovation Inc.

1-515-274-9087

corpcomm@spotlightinnovation.com

Investor Contact

PCG Advisory Group

Stephanie Prince

sprince@pcgadvisory.com

(646) 762-4518

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